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                                                                   EXHIBIT 10.06

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement"), is entered into as of the 15th day of October, 1998, by and among INTERNET CENTURY, INC., a Nevada corporation (the "Company") and MICHAEL D. SILBERMAN ("Silberman").

         WHEREAS, the Company desires to employ Silberman as provided herein;
and,

         WHEREAS, Silberman desires to accept such employment,

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. EMPLOYMENT. The Company hereby employs Silberman and Silberman hereby accepts employment with the Company as its Chief Financial Officer and Chief Operating Officer upon the terms and conditions hereinafter set forth. Silberman's employment shall not be deemed an "at will" employment.

         2. DUTIES. Silberman will serve the Company as its Chief Financial Officer and its Chief Operating Officer and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Silberman's areas of expertise. Silberman's specific duties shall include those related to (i) all phases of the Company's finances, (ii) coordination of the Company's daily operations and strategic planning and (iii) such other duties as the Company may reasonably direct. Silberman will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.

         3. TERM. This Agreement and Silberman's employment shall commence on the 15th day of October, 1998, (the "Effective Date") and shall continue for a term of seven (7) years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Silberman.

         4. COMPENSATION. As compensation for the services rendered to the Company under this Agreement commencing on the effective date hereof, Silberman will be paid a base salary of Eighty Thousand dollars ($80,000) per year payable in accordance with the then current payroll policies of the Company or as otherwise agreed to by the parties (the "Salary"). At any time and from time to time, the Salary may be increased if so determined by the board of directors of the Company after a review of Silberman's performance of this duties hereunder.

         5. TERMINATION. This Agreement will terminate upon the occurrence of any of the following events:

         a.       The death of Silberman;

         b.       The "Total Disability" (as hereinafter defined) of Silberman;



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         c.       Written notice to Silberman from the Company of termination for "Cause" (as hereinafter defined);

         d. The voluntary termination of this Agreement by Silberman upon thirty (30) days prior written notice;

         e. The later of seven (7) years from the Effective Date of this Agreement or the date to which this Agreement is extended in accordance with Section 3 above; or

         For purposes of Section 5(b), the term "Total Disability" means physical or mental disability, or both, determined to be (or reasonably expected to be, based upon then available medical information) of not less than twelve
(12) months duration or more where Silberman is unable to reasonably perform the duties he was performing for the Company immediately prior to such disability. The determination shall rest upon the opinion of the physician regularly attending Silberman. If the Company disagrees with said physician's opinion, the Company may engage at their own expense a physician to examine the Silberman, and Silberman hereby consents to such examination and to waive, if applicable any privilege between the physician and Silberman that may arise as a result of said examination. If after conferring, the two physicians cannot concur on a final opinion, they shall choose a third consulting physician whose opinion shall control. The expense of the third consulting physician shall be borne equally by the Silberman and the Company.

         For purposes of Section 5(c), "Cause" means (i) Silberman has failed to substantially perform his duties as reasonably determined by the chief executive officer of the Company or the Board of Directors of the Company, (ii) Silberman engages in poor performance that is not cured within thirty (30) days after counseling by the Company, (iii) Silberman has failed to comply with the reasonable directives and policies of the Board of Directors of the Company or of the chief executive officer of the Company, or (iv) Silberman breaches his fiduciary duty to the Company or commits any dishonest, unethical, fraudulent, or felonious act in respect to Silberman's duties to the Company.

         6. STOCK OPTIONS. Contingent upon Silberman being employed by the Company, Silberman shall be granted options to purchase up to 25,000 shares of the Company's common stock (post 284 for 1 forward stock split) at $1.50 per share pursuant to the Company's 1998 Stock Option Plan to be vested and exercisable in accordance with the terms of the 1998 Stock Option Plan, except that the options shall vest immediately on the Effective Date and the exercise of such options shall not be contingent upon Silberman being employed by the Company. Further, the Company agrees to register the options and the underlying shares on Form S-8 within 90 days of the effective date of any initial public offering of the Company's securities.

         7. TERMINATION PAYMENT. It is agreed that (i) if Silberman's employment by the Company is terminated without "Cause", (ii) if his duties and responsibilities are materially changed by the Company and Silberman voluntarily terminates his employment due to such change in duties or responsibilities, or
(iii) if Silberman's employment terminates due to Total Disability, the Company shall pay Silberman severance of $200,000 immediately upon the occurrence of either 7(i), (ii) or (iii) above, together with the amount due for the remaining portion of the term of this Agreement. If Silberman's employment terminates due to death, the Company will be obligated to only pay to Silberman's estate any amounts accrued under this Agreement together with $200,000. It is agreed that the Company may purchase a disability income insurance policy and/or a life insurance policy to pay all or part of the amounts due upon


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termination of Silberman's employment due to either Total Disability or death, respectively, and that Silberman agrees to cooperate in the obtaining of such insurance.

         8. LOAN. The Company will loan to Silberman up to One Hundred Fifty Thousand dollars ($150,000) with Twenty Five Thousand Dollars ($25,000) to be loaned and disbursed on the Effective Date and the remaining One Hundred Twenty Five Thousand ($125,000) to be loaned and disbursed on the closing of any portion of the Company's private placement offering of its securities to raise between $1,750,000 and $3,000,000. All amounts shall be evidenced by a promissory note with interest each year of the term of the note to be variable and at the prime rate charged by Norwest Bank or its successor at the close of business on the Effective Date and on the anniversary date of each year thereafter and with all principal and accrued but unpaid interest due seven (7) years from the loan (the "Loan"). The Company agrees that if Silberman is employed by the Company two years from the Effective Date or his employment has been previously terminated by the company without "Cause" as that term is defined in Section 5 above, then all loan amounts including principal and accrued but unpaid interest shall be forgiven by the Company and the Note evidencing such loan shall be canceled.

         9. BENEFITS. Silberman shall be entitled to receive any benefits, including health insurance, life insurance, automobile allowance, vacation time, etc., which are offered to other Company executives.

         10. EXPENSES. Silberman is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Silberman for all such expenses on the presentation by Silberman of itemized accounts of such expenditures in accordance with guidelines set forth by the Internal Revenue Service.

         11. NON-COMPETITION AND CONFIDENTIALITY.

               a. Silberman agrees that during the term of this Agreement, Silberman will not (1) enter into any agreement with or directly or indirectly solicit or attempt to solicit Silberman or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Silberman will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded Internet service provider company.

               b. For purposes of Section 11a, restrictions regarding competition by Silberman shall only apply to competing businesses or entities that operate in the continental United States.

               c. In the event of the breach of the covenants contained in this Section 11, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to


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                    recover, whether the Company seeks equitable relief, and
                    regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

               d. It is hereby agreed that the provisions of this Section 11 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Silberman that the Company has violated or breached this Agreement or any claim that Silberman is entitled to any offset or compensation.

               e. To induce the Company to enter into this Agreement, Silberman represents and warrants to the Company that
                    Section 11 of this Agreement is enforceable by the Company in accordance with its terms.

         12. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

         13. NOTICES. Any notices, consents, demands, request, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given if given in writing and personally delivered, faxed or if sent by mail, registered or certified, postage prepaid with return receipt requested, as follows:

         If to the Company:             Internet Century, Inc.
                                        414 S. Mill Avenue, Suite 202
                                        Tempe, AZ 85281
                                        Attn: Jeffrey L. Peterson

         If to Silberman:               Michael D. Silberman
                                        414 South Mill Avenue, Suite 202
                                        Tempe, AZ 85281

         Notices delivered personally will be deemed communicated as of actual receipt, notices by fax shall be deemed delivered when such notices are faxed to recipient's fax number and notices by mail shall be deemed delivered when mailed.

         14. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         15. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added


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automatically, as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         16. GOVERNING LAW. To the extent permitted by applicable law, this Agreement and the rights and obligations of the parties will be governed by and construed and enforced exclusively in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Arizona and the State of Arizona shall have exclusive jurisdiction regarding any legal actions relating to this Agreement.

         17. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

         18. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter, and the number of all words will include the singular and plural.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                  THE COMPANY:
                                  INTERNET CENTURY, INC.,
                                  a Nevada corporation


                                  By: /s/ Jeffrey Peterson
                                      ------------------------------------------
                                      Jeffrey Peterson, Chief Executive Officer


                                  SILBERMAN:

                                      /s/ Michael D. Silberman
                                      ------------------------------------------
                                      Michael D. Silberman








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                        AMENDMENT OF EMPLOYMENT AGREEMENT


         This Amendment of Employment Agreement is entered into as of the 21st day Of January, 1999, by and between quepasa.com, inc., a Nevada corporation (the "Employer"), and Michael D. Silberman (the "Employee").

                             Explanatory Statements

         A. Employer and Employee entered into an Employment Agreement dated as of October 15, 1998 (the "Employment Agreement") whereby the Employer employed the Employee.

         B. The Employer and Employee desire to amend and modify certain terms and conditions of the Employment Agreement.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

         1. Section numbered 1, "Employment" is amended to read as follows:

                  "The Company hereby employs Silberman and Silberman hereby accepts employment with the Company as its Operations Coordinator upon the terms and conditions hereinafter set forth. Silberman's employment shall not be deemed an "at will" employment".

         2. Section numbered 2, "Duties" is hereby amended to read as follows:

                  "Silberman will serve the Company as its Operation's Coordinator and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Silberman's areas of expertise. Silberman's specific duties shall include those related to (i) coordinating all phases of the Company's finances, (ii) coordination of the Company's daily operations and strategic planning and (iii) such other duties as the Company may reasonably direct. Silberman will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company".

         3. Section numbered 3, "Term" is hereby amended by the addition of the following at the end of such section:

                  "This Agreement and Silberman's employment shall commence on the 15th day of October, 1998, (the "Effective Date") and shall continue for a term of seven (7) years ("Initial Term") unless terminated earlier in accordance with this Agreement. The term of this Agreement may be extended by agreement of the Company and Silberman. Notwithstanding


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                  the foregoing, unless otherwise terminated pursuant to this
                  Agreement, for a period of ten (10) years, the term of this Agreement shall automatically renew each year for one (1) additional year on the yearly anniversary date of the Effective Date".

         4. The first sentence of Section numbered 7, "Termination Payment" is hereby amended to read as follows:

                  "It is agreed that (i) if Silberman's employment by the Company is terminated without "Cause", (ii) if his duties and responsibilities are materially changed by the Company and Silberman voluntarily terminates his employment due to such change in duties or responsibilities, or (iii) if Silberman's employment terminates due to Total Disability, the Company shall pay Silberman severance of $200,000 immediately upon the occurrence of either 7(i), (ii) or (iii) above, together with one hundred fifty percent (150%) of the amount due for the remaining portion of the term of this Agreement".

         5. Section numbered 13, "Notices" is amended by changing the notification address to read as follows:

                  "If to the Company:       quepasa.com, inc.
                                            400 E. Van Buren, Suite 400
                                            Phoenix, AZ 85004

                  If to Silberman:          Michael D. Silberman
                                            400 E. Van Buren, Suite 400
                                            Phoenix, AZ 85004"

         6. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

                                  Employer:
                                  QUEPASA.COM, INC.


                                  By: /s/ Jeffrey Peterson
                                      ------------------------------------------
                                      Jeffrey Peterson, Chief Executive Officer


                                  Employee:


                                      /s/ Michael D. Silberman
                                      ------------------------------------------
                                      Michael D. Silberman




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                       AMENDMENT OF EMPLOYMENT AGREEMENT

     This Amendment of Employment Agreement is entered into as of the 21st day of, Jan., 1999 by and between QUEPASA.COM,INC., a Nevada corporation (the "Employer"), and MICHAEL D. SILBERMAN (the "Employee").

                             Explanatory Statements

     A. Employer and Employee entered into an Employment Agreement dated as of October 15, 1998 (the "Employment Agreement") whereby the Employer employed the Employee.

     B. The Employer and Employee desire to amend and modify certain terms and conditions of the Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employment Agreement is hereby amended and modified as follows:

     1.  Section numbered 1, "Employment" is amended to read as follows:

         "The Company hereby employs Silberman and Silberman hereby accepts employment with the Company as its Operations Coordinator upon the terms and conditions hereinafter set forth. Silberman's employment shall not be deemed an "at will" employment. It is acknowledged, and agreed to that Silberman resides in California and that he discharges the majority of his responsibilities as set forth in (2) below of this amendment from California. Further there are no requirements that Silberman be on corporate headquarter premises at any time to discharge any or all of his duties.".

     2.  Section numbered 2, "Duties" is hereby amended to read as follows:

         "Silberman will serve the Company as its Operations Coordinator and will faithfully and diligently perform the services and functions relating to such office and position or otherwise reasonably incident to such office and position, provided that all such services and functions will be reasonable and within Silberman's areas of expertise. Silberman's specific duties shall include those related to;

         (i) troubleshooting as a beta tester, the Company's website and links,

         (ii) assisting management in the coordination of the Company's operations and strategic planning, and

         (iii) such other duties as the Company may reasonably direct. Silberman will, during the term of this Agreement (or any extension thereof), devote his time, attention and skills and best efforts as a full time employee to the promotion of the business of the Company.".

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     4.   The first sentence of Section numbered 7, "Termination Payment" is hereby amended to read as follows:

          "It is agreed that

         (i) if Silberman's employment by the Company is terminated without "Cause",

         (ii) if his duties and responsibilities are materially changed by the Company and Silberman voluntarily terminates his employment due to such change in duties or responsibilities,

         (iii)   if Silberman's employment terminates due to Total Disability,

         (iv) the Company shall forgive Mr. Silberman's $150,000 forgivable loan in full.

     5. Section numbered 13, "Notices" is amended by changing the notification address to read as follows:

          "If to the Company:      quepasa.com, inc.
                                   One Arizona Center
                                   400 E. Van Buren, 4th Floor
                                   Phoenix, AZ 85004

          If to Silberman:         Michael D. Silberman

     6. Any and all other terms and conditions of the Employment Agreement not amended or modified herein shall remain the same and in full force and effect.

Employer:                              Employee:



Quepasa.com, inc.


By: /s/ Jeffrey S. Peterson            By: /s/ Michael D. Silberman
    -------------------------------      -------------------------------------
    Jeffrey S. Peterson                  Michael D. Silberman
    President and CEO


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